UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment No. 1”) to the Company’s Current Report on Form 8-K, filed on November 6, 2025 (the “Original Report”), to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Interim Chief Executive Officer

As previously disclosed in the Original Report, on November 4, 2025, Amerant Bancorp Inc. (the “Company”) and its main operating subsidiary, Amerant Bank, N.A. (the “Bank”) appointed Carlos Iafigliola, the former Senior Executive Vice President and Chief Operating Officer of the Company, Interim Chief Executive Officer effective November 5, 2025.

In connection with Mr. Iafigliola’s appointment as Interim Chief Executive Officer, on November 10, 2025, the Compensation and Human Capital Committee of the Board of Directors approved that, effective November 5, 2025, Mr. Iafigliola will receive an annualized base salary of $850,000 for the duration of his service in this role. Mr. Iafigliola will be eligible for a bonus for fiscal year 2025 and for the period of his tenure as Interim Chief Executive Officer, with a target opportunity equal to 90% of his base salary, prorated based on time in the Interim Chief Executive Officer role, and with a target opportunity equal to 60% of his prior base salary for the time period during fiscal year 2025 prior to November 5, 2025. Mr. Iafigliola will also remain eligible for long-term incentive awards under the Company’s Equity Compensation Plan. The Company expects to determine the terms of his 2026 long-term incentive awards in the first quarter of 2026.

Appointment of Interim Chief Operating Officer

On November 10, 2025, the Company and the Bank appointed Adrian Rodriguez, the current Executive Vice President and Head of Loan Operations of the Bank, Interim Chief Operating Officer effective November 10, 2025.

Adrian Rodriguez, 41, joined the Company in 2017 and has served in various management roles in finance and operations. Since 2022, he has served as Executive Vice President and Head of Loan Operations, responsible for managing loan and credit operations, including legal documentation and closings, servicing, loan accounting, and regulatory compliance. From 2019 to 2022, Mr. Rodriguez served as Senior Vice President and Internal Controls Manager, overseeing the Company’s SOX compliance framework and third-party vendor risk management. He played a key role in the sale of the Houston franchise in 2024, the transition to a new core banking platform in 2023, and the Company’s initial public offering in 2018. Mr. Rodriguez has more than 13 years of management experience in the banking industry and previously spent five years in public accounting, focusing on audits of financial institutions. He earned a Bachelor of Business Administration in 2007 and an MBA in 2010, both from Florida International University. Mr. Rodriguez will continue to serve as Executive Vice President and Head of Loan Operations during his tenure as interim Chief Operating Officer.

There are no arrangements or understandings between Mr. Rodriguez and any other person pursuant to which Mr. Rodriguez was appointed as Interim Chief Operating Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Rodriguez. Mr. Rodriguez does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

For the duration of Mr. Rodriguez’s service as Interim Chief Operating Officer, he will receive an annualized base salary of $380,000. Mr. Rodriguez will be eligible for a bonus for fiscal year 2025 and for the period of his tenure as Interim Chief Operating Officer, with a target opportunity equal to 50% of his base salary, prorated based on time in the Interim Chief Operating Officer role, and with a target opportunity equal to 35% of his prior base salary for the time period during fiscal year 2025 prior to November 10, 2025. Mr. Rodriguez will also remain eligible for long-term incentive awards under the Company’s Equity Compensation Plan. The Company expects to determine the terms of his 2026 long-term incentive awards in the first quarter of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary